EXHIBIT 99.1

Bitzio, Inc. Engages New CEO & Divests the Info-Products Suite to Focus on Licensing & Media Rights Strategy

SAN FRANCISCO, CALIFORNIA--(Marketwire - Sept. 12, 2012) - Bitzio, Inc. ("Bitzio" or "the Company") (BTZO), a leading mobile media and app company, today announced several major developments which strengthen the company's balance sheet and executive team to further focus the Company on its targeted app development for sports and entertainment properties.

Among the developments are the sale of its info-products divisions including its app developer training series, The App Code, a round of financing and changes to the executive team including the addition of Peter Henricsson as the new President & CEO of Bitzio.

Peter Henricsson, new Bitzio President & CEO - Peter Henricsson is taking on the role of president and CEO of Bitzio. Previously, Henricsson was Chairman and CEO of CellPoint Inc. from 1996 until 2002. With customers such as France Telecom, British Telcom, Tele2, KPN, etc. CellPoint was the world's leading company in the mobile technologies and services sector around location based services. The company achieved a market cap of $1 Billion dollars, and was uplisted to a NASDAQ NMS listing in 2000.

Commenting on his new executive role, Peter Henricsson, President and CEO of Bitzio, Inc. says, "Bitzio is focused and uniquely positioned to sweep the mobile app and game market with their access to long standing relationships with some of the largest international sports clubs and entertainment organizations in the world. I was so impressed with their strategy, team and strategic acquisitions as well as media their licensing relationships I knew that I wanted to take on a leadership role with the company."

Divestiture of Info-Products Suite - With the sale of the info-products suite now complete, over $700,000 in liabilities are now removed from Bitzio's balance sheet. Henricsson continues, "The mobile applications market is growing rapidly, and experts predict 100 percent annual growth driving revenue from $10.2 billion in 2010 to $100 billion in 2015. As an early player in mobile industry, I've seen the industry change from simple phone calls to an entire new way of doing business within the app world. Bitzio embodies this new way of doing business, and this divestiture allows our team to focus 100% on acquiring media licensing rights and deploying the accompanying apps into the marketplace."

Following the sale of the Info-Products suite, Amish Shah has resigned as a director and officer of Bitzio to focus on the Info-Products business.

Financing - The Company's recent financing activities have provided working capital to help meet anticipated demand for its growing media license database and app development that is expected to lead to significant revenue growth in 2012 into 2013. The Company has raised approximately $600,000 in the form of secured one-year promissory notes accruing interest at 10% per year with no payments until maturity, and convertible into shares of common stock at a conversion price of $0.15 per share. The note investments included two-year warrants to purchase two times the number of shares issuable on conversion of the notes at an exercise price of $0.30 per share. Of this amount, $300,000 was invested by an entity controlled by Mr. Henricsson.

William Schonbrun, new Chairman of the Board - As Peter Henricsson enters as President & CEO, William Schonbrun has resigned his position as President and CEO but he will remain as involved as before and become Chairman of the Board. On the heels of recent media licensing announcements with major players like the NFLPA, Schonbrun commented on Bitzio's business focus, "What does Bitzio do? In simple terms, we deliver apps for people we already know something about. We acquire media rights and licenses from our target audiences and we use those rights to build relevant games and apps geared to their existing fans. We see that strategy as our path to continue our growth in this industry and we are more committed than ever to making that happen. I am pleased to see Bitzio add Peter to the team and I look forward to working with him and remaining an integral part of the Bitzio story."

2012 Highlights and Recent Developments

--    Secured partnership with NFL Players Association for media rights licenses for top 50 players to develop a trivia app.

--    Focused strategy on licensing media rights to sports and entertainment properties for increased marketing and monetization capabilities.

--    Deployed first apps centered around sports & entertainment figures with the Carlos Valderrama Soccer Game and the Crooked Arrows movie app.

--    Amish Shah, former Chief Product Officer departs as officer and director to focus on info-products.

--    Extinguished $700,000 in debt (inclusive of accrued interest) with the sale of info-products division.

--    Mobile industry veteran Peter Henricsson enters as President & CEO.

--    William Schonbrun becomes Chairman of the Board.

--    Recently closed a round of growth capital for $600,000.

Henricsson concludes, "Bitzio is an app company. That's how it started. Now, armed with strategic acquisitions and unbelievable talent, we have a focus to drive our success by securing media rights, building apps and marketing them to existing fan bases. We couple this targeted approach with our ability to collect meaningful data, increase consumer engagement, while providing better content and apps to our user base. This focused strategy delivers higher conversion rates, higher CPM rates based on the quality of our analytics and more focused in app purchases."

About Bitzio, Inc.

Founded in 2011, Bitzio is a leading mobile media and app development company focused on connecting fans of large entertainment and sports properties with the players, celebrities and teams they love. Powering these apps is the Bitzio Engine, which captures valuable user data and drives increased user monetization. What makes Bitzio really different is its approach to capturing users. Most app companies build first and hope the audience will come. Bitzio licenses media rights of sports and entertainment properties with millions of existing fans. Bitzio uses these rights to create mobile apps and web experiences for these existing fan bases. The company aims to be responsible for the download of 1 Billion apps by 2014. For more information, visit www.bitzio.com. To learn more about Bitzio, connect on Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws, including statements relating to expectations the 2012 fiscal year; The terms and phrases "goal", "commitment", "guidance", "expects", "would", "will", "continuing", "drive", "believes", "indicate", "look forward", "grow", "outlook", "forecasts", and similar terms and phrases are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by Bitzio in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that Bitzio believes are appropriate in the circumstances, including but not limited to general economic conditions, Bitzio's expectations regarding its business, strategy and prospects, and Bitzio's confidence in the cash flow generation of its business. Many factors could cause Bitzio's actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: risks related to competition; Bitzio's reliance on key personnel; Bitzio's ability to maintain and enhance its brand; and difficulties in forecasting Bitzio's financial results, particularly over longer periods given the rapid technological changes, competition and short product life cycles that characterize the mobile application industry. These risk factors and others relating to Bitzio that may cause actual results to differ are set forth Bitzio's periodic filings with the U.S. Securities and Exchange Commission (copies of which filings may be obtained at www.sedar.com orwww.sec.gov). These factors should be considered carefully, and readers should not place undue reliance on Bitzio's forward-looking statements. Bitzio has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Investor Relations
Bitzio, Inc.
866.929.8546
IR@bitzio.com
www.bitzio.com

Amy Chilla
Innova Communications
Media Inquiries
949.573.7830
achilla@teaminnova.com